UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2008

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2008, the Board of Directors of Allied Capital Corporation (the Company) and its Compensation Committee approved 2007 cash bonuses and 2008 individual performance awards (IPAs) and 2008 individual performance bonuses (IPBs) for certain officers of the Company.

In total, 2007 cash bonuses have been determined to be approximately $40 million, of which $32.7 million had been accrued for the nine months ended September 30, 2007. This compares to 2006 total cash bonuses of $38.2 million. The Company has determined that the named executive officers for 2007 are William L. Walton, Chairman and Chief Executive Officer; Joan M. Sweeney, Chief Operating Officer; Penni F. Roll, Chief Financial Officer; and Daniel L. Russell and John M. Scheurer, Managing Directors. The 2007 bonus payments for the named executive officers were: Mr. Walton - $2,150,000; Ms. Sweeney - $1,300,000; Ms. Roll - $850,000; Mr. Russell - $2,475,000; and Mr. Scheurer - $1,700,000.

The total of 2008 IPAs and IPBs are estimated to be $19.2 million. The 2008 IPAs for the named executive officers are: Mr. Walton - $1,475,000; Ms. Sweeney - $850,000; Ms. Roll - $350,000; Mr. Russell - $475,000; and Mr. Scheurer - $550,000. The 2008 IPBs for the named executive officers are: Mr. Walton - $1,475,000; Ms. Sweeney- $850,000; Ms. Roll - $350,000; Mr. Russell - $475,000; and Mr. Scheurer - $550,000.

Through December 31, 2007, IPAs were contributed to a trust in approximately equal cash installments, on a quarterly basis, and the cash was used by the trustee to purchase shares of the Company’s common stock in the open market. The IPAs were administered through non-qualified deferred compensation plans by a third-party trustee. In December 2007, the Company's Board of Directors made a determination that it was in the best interests of the Company to terminate its deferred compensation arrangements.

As a result of the termination of the Company's deferred compensation arrangements, the Compensation Committee is considering the Company's compensation structure and other changes that may be implemented if the Company obtains Securities and Exchange Commission and stockholder approval to issue restricted stock. For 2008, the Compensation Committee has determined that the IPAs will be paid in cash in two equal installments during the year to eligible officers, as long as the recipient remains employed by the Company.

More detailed information about the Company’s compensation practices will be provided in the 2008 Proxy Statement. Please refer to our periodic filings for a more detailed discussion of the IPAs and IPBs.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

February 7, 2008	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer